EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-191539, 333-189637, 333-189554, 333-187620, 333-182165, 333-177143, 333-173568, 333-169710, 333-166162, 333-163267, 333-162349, 333-160948, 333-158001, 333-153715, 333-153714, 333-149081, 333-148529, 333-145714, 333-141341, 333-137699, 333-131894, 333-128745, 333-122289, 333-119547, 333-117121, 333-115082, 333-112465, 333-114162, 333-112272, 333-110003, 333-109387, 333-107729, 333-106748, 333-104267, 333-102610, 333-101782, 333-100272, 333-98575, 333-91788, 333-85930, 333-85352, 333-76034, 333-76266, 333-57676, 333 89761, and 333-67317, on Form S-3 and in Registration Statement Nos. 333-173393, 333-140176 and 333-155497 on Form S-8 of our report, dated July 16, 2012 (June 30, 2014 as to the effects of discontinued operations as discussed in Note 12 and the segment reclassification discussed in Note 2), relating to the consolidated financial statements and financial statement schedule of Investors Real Estate Trust and subsidiaries for the year ended April 30, 2012 appearing in this Annual Report on Form 10-K of Investors Real Estate Trust and subsidiaries for the year-ended April 30, 2014.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
June 30, 2014